Exhibit 16.2

April 12, 2006

Securities and Exchange Commission
            100 F Street, N.E.
            Washington, DC 20549

Commissioners:

We have read the statements made by the Bank of America 401(k) Plan For Legacy Fleet (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8−K, as part of the Form 8−K of the Bank of America 401(k) Plan For Legacy Fleet dated February 1, 2005. We agree with the statements concerning our Firm in such Form 8−K.

Very truly yours,

/s/ UHY LLP